AMENDMENT TO
                             GROUND LEASE AGREEMENT

     THIS AMENDMENT TO GROUND LEASE AGREEMENT amends, effective as of May 31, 1997 (the "Amendment Date"), that certain Ground Lease Agreement ("Lease") dated July 15, 1995 by and between ALBEMARLE CORPORATION ("Lessor") and MEMC PASADENA, INC. ("Lessee").

     Lessor and Lessee hereby agree as follows:

     1. As of the Amendment Date, the real property described in the attached Exhibits B-1(A) and B-2(A) is added to the definition of "Land". The addition of such real property does not, however, change any of the terms of the Ground Lease Agreement, including the Initial Term or any Extension Term.

     2. As of the Amendment Date, Section 2.1 is revised to read as follows:

          "Rent. Lessee hereby tenders to Lessor and Lessor hereby accepts from Lessee the sum of $143,383.00, which constitutes paid up rent for the duration of the Lease Term for the approximately 15.8692 acres comprising the Land. This consists of $50.00 per acre for the 12.3 acres originally leased to Lessee as of the Commencement Date and $40,000 per acre for the approximately 3.5692 acres which have been added to the Land pursuant to this Amendment No. 1 to the Lease."

     3. As to the 3.5692 acres which have been added to the Land pursuant to this Amendment No. 1 to the Lease, Lessee will not build any permanent improvements within five (5) feet of the northern property line of Tract 2 (as shown in Exhibit B-1(A)). If Lessee decides to fence this northern property line, then Lessee will, at its own cost and expense, remove any and all improvements (whether permitted or otherwise) that Lessee has made within this five (5) foot setback and any fence constructed by Lessee will be constructed outside of this five (5) foot setback.

     4. All other terms and conditions of the Lease remain unchanged.

MEMC PASADENA, INC.                            ALBEMARLE CORPORATION

By: /s/ William R. Cooke                       By: /s/ Thomas G. Avent
----------------------------                   --------------------------------
Title: President & COO                         Title: Senior Vice President
Date: 6/4/97                                   Date: 6/4/97


MEMC ELECTRONIC MATERIALS, INC.

By: /s/ Charles W. Cook, Jr.
--------------------------------------
Title: Corporate Vice President
Date: 4 June 97